Exhibit 32.2

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Magellan Petroleum Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Susan M. Filipos, Interim Chief Financial Officer and Controller of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 14, 2010	By:	/s/ Susan M. Filipos
Susan M. Filipos
Interim Chief Financial Officer and Controller